Exhibit 99.1

Blockbuster Reports First Quarter 2010 Financial Results

DALLAS, May 13, 2010 / PRNewswire-FirstCall/ – Blockbuster Inc. (NYSE: BBI, BBI.B) today announced financial results for the first quarter ending April 4, 2010.

“During the first quarter we continued progress to recapitalize our business. We have had encouraging discussions with both financial and strategic partners and expect to have additional details to report by our annual stockholders’ meeting in late June,” stated Jim Keyes, Chairman and Chief Executive Officer of Blockbuster Inc. “In spite of competitive challenges, we experienced better domestic rental same-store comparables trends and achieved a number of goals to establish a significant competitive advantage going forward. Most important was our success in securing agreements with key studio partners to ensure our customers receive day-and-date cross-channel access to hot new releases. We now have a 28 day rental advantage on nearly 50 percent of major new releases.”

Consolidated First Quarter Financial Results

Total revenues for the first quarter of 2010 were $939.4 million, compared to total revenues of $1.09 billion for the same period one year ago. Results of the first quarter were primarily attributable to a 7.1 percent decrease in worldwide same-store comparables, a further reduction in company-operated stores and competitive pressures. Consolidated first quarter total revenues reflect the positive impact of foreign currency exchange rates of $31.5 million.

Gross profit for the first quarter of 2010 was $502.2 million, compared to $573.3 million in the same period one year ago. The gross profit results were primarily attributable to a decline in the company-operated store base worldwide and lower same-store comparables, which were partially offset by the positive impact of foreign currency exchange rates of $15.2 million. Gross margin for the first quarter of 2010 was 53.5 percent as compared to gross margin of 52.8 percent in the same period one year ago.

Operating expenses for the quarter were $531.6 million, compared to $523.1 million in the same period one year ago. General and administrative (“G&A”) expenses during the first quarter of 2010 were $484.4 million as compared to $477.9 million in the first quarter of 2009, representing an increase of $6.5 million, or 1.4 percent. The Company’s G&A results for the first quarter of 2010 included $20.3 million in expenses related to store closures, $9.9 million related to severance and $4.1 million professional fees associated with the Company’s recapitalization initiatives. The Company also incurred unfavorable foreign currency exchange of $13.4 million. During the first quarter, Blockbuster invested approximately $10 million in advertising related to online, direct mail and radio campaigns in an effort to drive domestic store traffic. Total selling, general and administrative expenses (“SG&A”) increased $16.0 million, or 3.3 percent, compared to the same period one year ago.

Operating loss for the first quarter of 2010 was $29.4 million, compared to operating income of $50.2 million in the first quarter one year ago. Adjusted operating income, which excludes costs associated with store closures, including lease terminations, severance, and professional fees associated with our recapitalization initiatives, was $8.6 million for the first quarter of 2010, compared to adjusted operating income of $63.8 million in the first quarter of 2009, which excluded costs associated with store closures including lease terminations, severance, an adjustment for game inventory obsolescence and the favorable settlement of a future liability.

Net loss for the first quarter of 2010 was $65.4 million, or $0.33 per share, compared to net income of $27.7 million, or $0.12 per diluted share, in the first quarter of 2009. Adjusted net loss for the first quarter of 2010, which excludes costs associated with store closures, including lease termination costs, severance, and professional fees associated with our recapitalization initiatives, totaled $27.3 million, or $0.14 per share. This compares to adjusted net income of $40.2 million, or $0.19 per diluted share, in the first quarter of 2009. Adjusted net income for the first quarter of 2009 excluded costs associated with store closures including lease termination costs, severance, an adjustment for game inventory obsolescence and the favorable settlement of a future liability.

First quarter 2010 adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”), which excludes stock-based compensation expenses, costs associated with lease terminations, severance, and professional fees related to the Company’s recapitalization initiatives, was $31.1 million, compared to adjusted EBITDA of $97.2 million in the same period one year ago. Adjusted EBITDA for the first quarter of 2009 excluded stock-based compensation expenses, costs associated with lease terminations, severance, an adjustment for game inventory obsolescence and the favorable settlement of a future liability.

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Blockbuster ended the first quarter of 2010 with $109.9 million in cash and cash equivalents. Cash used in operating activities during the quarter was $50.8 million, compared with $87.2 million of cash used in operating activities in the first quarter of 2009. First quarter free cash flow (“FCF”) (net cash used for operating activities less capital expenditures) was negative $54.8 million in the first quarter of 2010, compared with negative FCF of $95.7 million in the same period in 2009.

Reconciliations of adjusted results and other non-GAAP financial measures are shown in the tables following the text of this press release.

Same-Store Sales

First quarter 2010 domestic same-store sales decreased 7.8 percent, reflecting rental and retail comparable decreases of 6.4 percent and 13.9 percent, respectively. The domestic rental and retail comparable results were primarily driven by competitive pressures. International same-store sales for the first quarter of 2010 decreased 5.8 percent, reflecting rental and retail comparable decreases of 6.2 percent and 5.1 percent, respectively. Worldwide same-store sales for the first quarter of 2010 declined 7.1 percent.

Strategic Alliances

“Through our alliance with NCR we now have over 4,000 kiosks deployed with the BLOCKBUSTER Express® brand. In addition, we expanded our digital presence by becoming the premier movie download experience embedded in T-Mobile’s HTC HD2 smart-phone in the U.S. and further optimized our domestic company-owned store portfolio,” said Mr. Keyes. “We continue to work with other studios to achieve a 28 day cross-channel window and continue to have discussions with potential strategic partners to strengthen our virtual exclusivity.”

Outlook

Tom Casey, Executive Vice President and Chief Financial Officer of Blockbuster Inc, stated, “We expect the next 12 to 18 months will remain challenging. For the full year of 2010, we remain focused on the following financial initiatives: lowering our debt service costs; aggressively reducing operating expenses; preserving liquidity through operational efficiencies; and focusing on improving top line performance. Also, following their liquidation and store closures, we believe Movie Gallery store closings could favorably affect hundreds of Blockbuster locations.”

The Company will provide additional business updates and a more detailed review of its financial and operational results for the first quarter ended April 4, 2010 in conjunction with the upcoming conference call as previously announced and referenced below.

First Quarter 2010 Financial Results Web Cast and Conference Call

Blockbuster will host a conference call today, Thursday, May 13, 2010, at 4:30 p.m. Eastern Time (“ET”). Investors and analysts may join the conference call by dialing 1.866.271.6130 with the pass code of 52525796. International callers may join the teleconference by dialing 1.617.213.8894, with the same pass code. A telephonic replay will be available beginning two hours after the conclusion of the call and will be available until midnight ET on Thursday, May 27, 2010. The replay number is 1.888.286.8010, with the pass code of 93851186. International callers interested in listening to the replay should dial 1.617.801.6888 with the same pass code. A live web cast (voice only) of the conference call will be accessible from the Investor Relations section of the Company’s website at http://investor.blockbuster.com. Following the live voice only web cast, an archived version will be available on Blockbuster’s web site. Finally, a Podcast of the conference call will also be available on the Company’s web site. Additional details regarding the Company’s financial and operational results may be found in its upcoming Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 2010, which will be filed with the Securities and Exchange Commission (“SEC”) on May 14, 2010, in the Company’s Annual Report on Form 10-K for the year ended January 3, 2010, and in other filings from time-to-time with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief,

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expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Currently, the risks and uncertainties that may most directly affect our future results include (i) whether our operating results continue to decline and whether we are able to generate sufficient cash flows to meet our liquidity needs; (ii) whether we will have sufficient cash flows from operating activities and cash on hand to service our indebtedness and finance the ongoing obligations of our business; and (iii) whether we are able to execute our transformational strategies, (iv) whether we are able to execute the strategies to retain our NYSE listing and obtain requisite approvals to recapitalize or restructure our balance sheet and capital structure and (v) other factors described in our filings with the Securities and Exchange Commission, including the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended January 3, 2010 and under the heading “Disclosure Regarding Forward-Looking Information” in our quarterly reports on Form 10-Q. This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These uncertainties may cause our actual future results to be materially different than those expressed in our forward looking statements. We do not undertake to update our forward looking statements.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The company provides customers with convenient access to media entertainment anywhere, any way they want it—whether in-store, by-mail, through vending kiosks or digitally to their homes and mobile devices. With a highly recognized brand and a library of more than 125,000 movie and game titles, Blockbuster leverages its multichannel presence to serve nearly 47 million global customers annually. The company may be accessed worldwide at www.blockbuster.com.

Investor Relations contact:

Kellie Nugent, Director, Investor Relations of Blockbuster Inc., +1-214-854-4442, kellie.nugent@blockbuster.com

Media contact:

Craig Bloom of Hill and Knowlton, +1-212-885-0585, craig.bloom@hillandknowlton.com, for Blockbuster Inc.

Financial Tables to Follow

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BLOCKBUSTER INC.

COMPARATIVE FINANCIAL HIGHLIGHTS

(In millions, except per share amounts)

	Fiscal Quarter Ended
	April 4, 2010	April 5, 2009

Revenues:
Base rental revenues	$598.7	$704.9
Previously rented product (“PRP”) revenues	120.9	138.3

Total rental revenues	719.6	843.2
Merchandise sales	215.1	236.7
Other revenues	4.7	6.0

	939.4	1,085.9

Cost of sales:
Cost of rental revenues	270.1	309.9
Cost of merchandise sold	167.1	202.7

Total cost of sales	437.2	512.6

Gross profit	502.2	573.3

Operating expenses:
General and administrative	484.4	477.9
Advertising	21.0	11.5
Depreciation and intangible amortization	26.2	33.7

	531.6	523.1

Operating income (loss)	(29.4)	50.2
Interest expense	(33.2)	(17.5)
Interest income	—	0.2
Other items, net	(1.6)	(0.8)

Income (loss) from continuing operations before income taxes	(64.2)	32.1
Provision for income taxes	(1.1)	(5.5)

Income (loss) from continuing operations	(65.3)	26.6
Income (loss) from discontinued operations, net of tax	(0.1)	1.1

Net income (loss)	(65.4)	27.7
Preferred stock dividends	(1.7)	(2.8)

Net income (loss) applicable to common stockholders	$(67.1)	$24.9

Net income (loss) per common share:
Basic
Continuing operations	$(0.33)	$0.12
Discontinued operations	—	0.01

Net income (loss)	$(0.33)	$0.13

Weighted average common shares outstanding:
Basic	202.9	192.7

Net income (loss) per common share:
Diluted
Continuing operations	$(0.33)	$0.11
Discontinued operations	—	0.01

Net income (loss)	$(0.33)	$0.12

Weighted average common shares outstanding:
Diluted	202.9	222.8

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Revenues by Product Line:

	Fiscal Quarter Ended April 4, 2010		Fiscal Quarter Ended April 5, 2009
	Revenues	Percent of Total	Revenues	Percent of Total

Domestic
Rental revenues:
Movies	$409.9	63.3%	$516.2	64.1%
Games	47.2	7.3%	54.3	6.7%
PRP	94.1	14.5%	112.2	13.9%

Total rental revenues	551.2	85.1%	682.7	84.7%

Merchandise sales:
Movies	42.5	6.6%	51.1	6.4%
Games	5.5	0.8%	22.0	2.7%
General merchandise	45.1	7.0%	45.2	5.6%

Total merchandise sales	93.1	14.4%	118.3	14.7%

Royalties and other	3.5	0.5%	5.2	0.6%

Total domestic stores revenues	$647.8	100.0%	$806.2	100.0%

International
Rental revenues:
Movies	$128.8	44.2%	$122.4	43.8%
Games	12.8	4.4%	12.0	4.3%
PRP	26.8	9.2%	26.1	9.3%

Total rental revenues	168.4	57.8%	160.5	57.4%

Merchandise sales:
Movies	36.3	12.4%	33.1	11.8%
Games	59.0	20.2%	59.2	21.2%
General merchandise	26.7	9.2%	26.1	9.3%

Total merchandise sales	122.0	41.8%	118.4	42.3%

Royalties and other	1.2	0.4%	0.8	0.3%

Total international revenues	$291.6	100.0%	$279.7	100.0%

Total consolidated revenues	$939.4		$1,085.9

Gross Profit by Product Line:

	Fiscal Quarter Ended April 4, 2010		Fiscal Quarter Ended April 5, 2009
	Gross Profit	Percent of Revenue	Gross Profit	Percent of Revenue

Domestic
Rental	$341.8	62.0%	$425.1	62.3%
Merchandise	17.6	18.9%	3.8	3.2%
Other	3.5	100.0%	5.2	100.0%

Total domestic stores	362.9	56.0%	434.1	53.8%

International
Rental	107.7	64.0%	108.2	67.4%
Merchandise	30.4	24.9%	30.2	25.5%
Other	1.2	100.0%	0.8	100.0%

Total international	139.3	47.8%	139.2	49.8%

Total consolidated	$502.2	53.5%	$573.3	52.8%

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Selling, General and Administrative (SG&A) Comparison

(Dollars in millions)

Selling, General and Administrative Expenses:

	Fiscal Quarter Ended April 4, 2010		Fiscal Quarter Ended April 5, 2009
	SG&A Expense	Percent of Revenue	SG&A Expense	Percent of Revenue

Advertising
Domestic stores	$15.2	1.6%	$6.7	0.7%
International	5.8	0.6%	4.8	0.4%
General & Administrative
Domestic stores - (4 wall)	289.3	30.8%	304.8	28.1%
Domestic stores - other	31.7	3.4%	36.2	3.3%
International	126.7	13.5%	116.9	10.8%
Unallocated corporate	36.7	3.9%	20.0	1.8%

Total SG&A	$505.4	53.8%	$489.4	45.1%

Facilities Statistics:

	As of April 4, 2010
	Domestic			International
	Total Number	Avg Sq Footage	Total Sq Footage	Total Number	Avg Sq Footage	Total Sq Footage
		(in thousands)	(in thousands)		(in thousands)	(in thousands)

Stores	3,240	5.6	18,054	1,674	3.2	5,374
Distribution centers	39	N/A	1,119	6	N/A	170
Corporate/regional offices	8	N/A	400	6	N/A	88

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(Dollars in millions)

Other Information: Revenue

	Fiscal Quarter Ended
	April 4, 2010	April 5, 2009

Domestic same-store revenues increase (decrease)

Rental revenues	(6.4)%	(12.3)%
Merchandise sales	(13.9)%	(3.1)%
Total revenues	(7.8)%	(10.9)%

International same-store revenues increase (decrease)

Rental revenues	(6.2)%	(8.4)%
Merchandise sales	(5.1)%	(4.2)%
Total revenues	(5.8)%	(6.7)%

Worldwide same-store revenues increase (decrease)

Rental revenues	(6.3)%	(11.4)%
Merchandise sales	(9.0)%	(3.7)%
Total revenues	(7.1)%	(9.6)%

Cash Flow Data:

	Fiscal Quarter Ended
	April 4, 2010	April 5, 2009

Net cash provided by (used in) operating activities	$(50.8)	$(87.2)
Net cash provided by (used in) investing activities	$19.3	$(8.1)
Net cash provided by (used in) financing activities	$(46.5)	$48.7

Capital expenditures	$4.0	$8.5

Balance Sheet Information:

	April 4, 2010	January 3, 2010

Cash and cash equivalents	$109.9	$188.7
Restricted cash	$35.8	$58.5
Merchandise inventories	$255.2	$298.5
Rental library, net	$319.3	$340.7
Accounts payable	$206.6	$300.8
Total debt (including capital lease obligations)	$919.6	$963.6

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BLOCKBUSTER INC.

SUPPLEMENTAL FINANCIAL INFORMATION

Worldwide Store Count Information:

	Company-Operated			Franchised			Total

	U.S.	Int’l.	Total	U.S.	Int’l.	Total	U.S.	Int’l.	Total
January 3, 2010	3,525	1,695	5,220	493	807	1,300	4,018	2,502	6,520

Opened	0	1	1	1	0	1	1	1	2
Closed	(288)	(22)	(310)	(54)	(22)	(76)	(342)	(44)	(386)
Purchased/(sold)	3	0	3	(3)	0	(3)	—	—	—

Net additions/(closures)	(285)	(21)	(306)	(56)	(22)	(78)	(341)	(43)	(384)

April 4, 2010	3,240	1,674	4,914	437	785	1,222	3,677	2,459	6,136

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter ended April 4, 2010, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding costs incurred for severance, store closures and professional fees related to recapitalization costs. Additionally, for the fiscal quarter ended April 5, 2009, the Company reports adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) excluding the net loss on a third party games sale and the favorable settlement of a future liability.

Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and are not measures of operating performance calculated in accordance with GAAP. As a result, adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss) should not be considered in isolation of, or as a substitute for, income (loss) from continuing operations, net income (loss) per common share and operating income (loss) as indicators of operating performance. Adjusted net income (loss), adjusted net income (loss) per common share and adjusted operating income (loss), as the Company calculates them, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decisionmaking.

Management uses these non-GAAP financial measures as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Income (loss) from continuing operations is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted net income (loss). Operating income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to adjusted operating income (loss).

	Fiscal Quarter Ended
	April 4, 2010	April 5, 2009

Reconciliation of adjusted net income (loss):
Income (loss) from continuing operations	$(65.3)	$26.6
Adjustments to reconcile income (loss) from continuing operations to adjusted net income (loss):
Store closure costs including lease terminations (recurring)	24.0	3.4
Severance costs	9.9	1.1
Net loss on a third party games sale (non-recurring)	—	16.7
Settlement of future liability (non-recurring)	—	(7.6)
Professional fees related to recapitalization costs (non-recurring)	4.1	—

Adjusted net income (loss)	(27.3)	40.2
Preferred stock dividends	(1.7)	(2.8)

Adjusted net income (loss) applicable to common stockholders	$(29.0)	$37.4

Adjusted net income (loss) per common share - basic and diluted	$(0.14)	$0.19

Reconciliation of adjusted operating income (loss):
Operating income (loss)	$(29.4)	$50.2
Adjustments to reconcile operating income (loss) to adjusted operating income (loss):
Store closure costs including lease terminations (recurring)	24.0	3.4
Severance costs	9.9	1.1
Net loss on a third party games sale (non-recurring)	—	16.7
Settlement of future liability (non-recurring)	—	(7.6)
Professional fees related to recapitalization costs (non-recurring)	4.1	—

Adjusted operating income (loss)	$8.6	$63.8

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

For the fiscal quarter ended April 4, 2010, the Company reports adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) excluding costs incurred for stock compensation, severance, store closures, and professional fees related restructuring costs. Additionally, for the fiscal quarter ended April 5, 2009, the Company reports adjusted EBITDA excluding a net loss on a third party games sale and the favorable settlement of a future liability.

EBITDA and adjusted EBITDA are non-GAAP financial measures within the meaning of Regulation G of the Securities and Exchange Commission and are not a measure of operating performance calculated in accordance with GAAP. As a result, EBITDA and adjusted EBITDA should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance. EBITDA and adjusted EBITDA, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies.

Management believes excluding the recurring and non-recurring items listed under EBITDA below from the Company’s financial results provides investors with a clearer perspective of the current underlying operating performance of the Company, a clearer comparison to current period results and greater transparency regarding supplemental information used by management in its financial and operational decision making.

In addition, management believes that adjusting the Company’s financial results to exclude income (loss) from discontinued operations, net of tax, taxes, interest and other income, net and depreciation and amortization of intangibles also provides investors with a clearer perspective of the current underlying operating performance of the Company and a clearer comparison to current period results.

Management uses EBITDA and adjusted EBITDA as an internal measure of business operating performance, to establish operational goals, to allocate resources and to analyze trends. Net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most comparable to EBITDA and adjusted EBITDA.

	Fiscal Quarter Ended
	April 4, 2010	April 5, 2009

Reconciliation of adjusted EBITDA:
Net income (loss)	$(65.4)	$27.7
Adjustments to reconcile net income (loss) to adjusted EBITDA:

(Income) loss from discontinued operations, net of tax	0.1	(1.1)
Provision for income taxes	1.1	5.5
Interest and other income, net	34.8	18.1
Depreciation and intangible amortization	26.2	33.7

EBITDA	(3.2)	83.9

Lease termination costs incurred for store closures (recurring)	20.3	1.1
Severance costs	9.9	1.1
Stock compensation (recurring)	—	2.0
Net loss on a third party games sale (non-recurring)	—	16.7
Settlement of future liability (non-recurring)	—	(7.6)
Professional fees related to recapitalization costs (non-recurring)	4.1	—

Adjusted EBITDA	$31.1	$97.2

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BLOCKBUSTER INC.

DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Dollars in millions)

Free cash flow reflects the Company’s net cash flow provided by (used in) operating activities less capital expenditures. The Company uses free cash flow, among other things, to evaluate its operating performance and as a measure of liquidity. Management believes free cash flow provides investors with an important perspective on the cash available for debt service, acquisitions and stockholders after making the capital investments required to support ongoing business operations and long-term value creation. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management and helps improve their ability to understand the Company’s operating performance. In addition, free cash flow is also a measure used by the Company’s investors and analysts for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Free cash flow is a non-GAAP financial measure within the meaning of Regulation G of the Securities and Exchange Commission and is not a measure of performance calculated in accordance with GAAP. As a result, free cash flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or net cash flow provided by (used in) operating activities as a measure of liquidity. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of the Company’s ability to fund its cash needs. As the Company uses free cash flow as a measure of performance and as a measure of liquidity, the tables below reconcile free cash flow to both net income (loss) and net cash flow provided by (used in) operating activities, the most directly comparable financial measures reported under GAAP.

The following table provides a reconciliation of net cash provided by (used in) operating activities to free cash flow:

	Fiscal Quarter Ended
	April 4, 2010	April 5, 2009

Net cash provided by (used in) operating activities	$(50.8)	$(87.2)

Adjustments to reconcile net cash provided by (used in) operating activities to free cash flow:
Capital expenditures	(4.0)	(8.5)

Free cash flow	$(54.8)	$(95.7)

The following table provides a reconciliation of net income (loss) to free cash flow:

	Fiscal Quarter Ended
	April 4, 2010	April 5, 2009

Net income (loss)	$(65.4)	$27.7

Adjustments to reconcile net income (loss) to free cash flow:
Depreciation and intangible amortization	26.2	34.8
Non-cash share-based compensation expense	—	2.0
Capital expenditures	(4.0)	(8.5)
Rental library purchases, net of rental amortization	22.8	3.1
Changes in operating assets and liabilities	(38.5)	(155.6)
Changes in deferred taxes and other	4.1	0.8

Free cash flow	$(54.8)	$(95.7)

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